UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4670 Willow Road, Suite 125, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information contained below in Item 2.04 is hereby incorporated by reference into this Item 1.02.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In or about July of 2024, and as part of continuing corporatewide cost reduction efforts, which have resulted in an overall headcount reduction of approximately two-thirds and a corresponding decrease in footprint requirements, AEye Technologies, Inc. (“AEye Tech”) (formerly known as AEye, Inc. and a wholly owned subsidiary of AEye, Inc. (the “Registrant”) (formerly known as CF Finance Acquisition Corp. III)) made the decision to (1) surrender possession of the premises as described in that certain Office Lease dated April 26, 2019 (the “Lease”), entered into by and between the predecessor-in-interest to IGEP Park Place, LLC, as landlord (the “Landlord”) and AEye Tech, as tenant, and (2) not pay the rent due under the Lease thereafter. A copy of the Lease was filed as Exhibit 10.8 to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on May 13, 2021. The Registrant subsequently leased a suitable new facility located in nearby Pleasanton, California, which is expected to result in a meaningful reduction in expenses.

In connection with the foregoing, on August 28, 2024, AEye Tech was purported to be served with a complaint that was filed in the Superior Court of California for the County of Alameda on August 26, 2024 (the “Complaint”) that (1) alleges AEye Tech is in breach of the Lease because of, among other things, AEye Tech’s failure to pay rent as required by the Lease and (2) provides notice to AEye Tech that the Lease had been terminated by the Landlord effective as of August 23, 2024. Although the Complaint does not quantify the damages sought thereunder, it references a claim by the Landlord that AEye Tech’s exposure under the Lease could be up to $8.5 million. AEye Tech disputes that the total damages claimed by the Landlord equal such amount.

AEye Tech has approached the Landlord in an effort to come to a mutually agreeable resolution to the dispute. However, no assurance can be given that AEye Tech and the Landlord will reach a resolution on a timely basis, on favorable terms, or at all. If AEye Tech and the Landlord are unable to resolve the purported default under the Lease and the Registrant is subsequently found liable for the amounts claimed by the Landlord that are allegedly owed to it by AEye Tech, it could have a material adverse effect on the Registrant’s liquidity, financial condition, and results of operations.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the U. S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this Current Report on Form 8-K include statements about the expected impact of the Registrant's new lease on its expenses, the settlement negotiations between AEye Tech and the Landlord, and the ultimate resolution of the purported default under the Lease, among others. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of the Registrant. Many factors could cause actual future events to differ from the forward-looking statements in this Current Report on Form 8-K, including but not limited to risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q that the Registrant filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by the Registrant or that will be filed by the Registrant from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; the Registrant assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Registrant gives no assurance that it will achieve any of its expectations.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: September 3, 2024
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary